UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):      April 20, 2016

NXChain Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-22735	45-3977747
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

11753 Willard Ave. Tustin, CA		92782
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (716) 278-0015

N/A

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On April 20, 2016, NXChain Inc., a Delaware corporation (the “Company”), entered into a Subscription Agreement (“Subscription Agreement”), with each of Havanti AS, a company organized under the laws of Norway (“Havanti”), and M1 Advisors LLC, a California limited liability company (“M1”), for the purchase and sale of shares of common stock, par value $0.001 per share (“Common Stock”), of the Company. On April 20, 2016, pursuant to the Subscription Agreement with Havanti, the Company issued 7,716,958 shares of Common Stock to Havanti for an aggregate purchase price of $77,170. Also on April 20, 2016, pursuant to the Subscription Agreement with M1, the Company issued 283,042 shares of Common Stock to M1 for an aggregate purchase prices of $2,830.

The foregoing description of the Subscription Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Subscription Agreements, copies of which are attached hereto as Exhibit 10.1 and Exhibit 10.2, and are incorporated herein by reference.

Item 3.02  Unregistered Sales of Equity Securities.

The information described in Item 1.01 of this Current Report is hereby incorporated herein by reference.

In connection with the transactions described in Item 1.01, the Company agreed to issue the shares of Common Stock described therein.  Such issuances were made in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended, and/or Regulation D promulgated thereunder, on the basis that the issuances did not involve a public offering.

Item 9.01  Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1	Subscription Agreement, dated April 20, 2016, by and among the Company and Havanti AS
10.2	Subscription Agreement, dated April 20, 2016, by and among the Company and M1 Advisors LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NXChain Inc.

April 25, 2016	By:	/s/ Michael Campbell
	Name:	Michael Campbell
	Title:	Chief Executive Officer